UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
May 16, 2010
(Date of Report/Date of Earliest Event Reported)
AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)
70 Pine Street
New York, New York 10270
(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 770-7000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On May 16, 2010, American International Group, Inc. (“AIG”) and AIA Aurora LLC (“AIA Aurora”), a wholly owned subsidiary of AIG, entered into (i) an agreement (the “SPA Amendment”), with Prudential plc (“Prudential”) and Prudential Group plc (“New Prudential”, formerly Petrohue (UK) Investments Limited), amending the share purchase agreement (as so amended, the “Share Purchase Agreement”), dated as of March 1, 2010, among AIG, AIA Aurora, Prudential and New Prudential, and (ii) a standby subordinated note commitment letter (the “Commitment Letter”) with Prudential, pursuant to which AIA Aurora has agreed to subscribe under specified circumstances for subordinated debt securities of Prudential on the terms and conditions contained therein.
     In connection with the acquisition by New Prudential of the entire issued share capital of AIA Group Limited from AIA Aurora pursuant to the Share Purchase Agreement (the “Acquisition”), Prudential intends to offer up to $5.4 billion of subordinated debt securities (the “Subordinated Notes”), and has appointed Credit Suisse Securities (Europe) Limited, HSBC Bank plc and J.P. Morgan Securities Ltd. as joint lead managers (collectively, the “Joint Lead Managers”) of the offering of the Subordinated Notes (the “Offering”). To the extent that the Joint Lead Managers do not procure subscriptions in full for the Offering for an aggregate amount equal to $5.4 billion by the date on which the last of certain conditions in the Share Purchase Agreement has been satisfied or waived (the “Determination Date”), AIA Aurora has agreed pursuant to the Commitment Letter to subscribe for Subordinated Notes on the closing of the Acquisition in an aggregate amount equal to the lesser of (i) $1.875 billion and (ii) the amount required to make the aggregate amount of Subordinated Notes subscribed for by investors under the Offering and by AIA Aurora under the Commitment Letter equal to $5.4 billion.
     If and to the extent that the aggregate amount of the Subordinated Notes to be subscribed for by AIA Aurora pursuant to the Commitment Letter and the amount of Subordinated Notes subscribed for by investors under the Offering is less than $5.4 billion, calculated as of the Determination Date, AIA Aurora will have the option to subscribe for additional Subordinated Notes on the terms set forth in the Commitment Letter.
     The effectiveness of the Commitment Letter is conditional on the consent of the Joint Lead Managers being obtained. The obligations of AIG and AIA Aurora under the Commitment Letter are subject to the satisfaction or waiver of certain conditions precedent, including (i) the occurrence of the closing of the Acquisition, (ii) customary conditions precedent for the issue of notes under Prudential’s £5 billion medium term note program (except for market and issuer adverse change conditions), and (iii) certain other conditions specified in the Commitment Letter.
     In the Commitment Letter, Prudential has made certain representations and warranties and undertakings to AIG and AIA Aurora and has agreed to pay AIG or AIA Aurora specified fees in consideration of their entering into the Commitment Letter and AIA Aurora’s agreement to subscribe for the Subordinated Notes.
     The Commitment Letter will terminate automatically upon the termination of the Share Purchase Agreement. In addition, AIG may terminate the Commitment Letter under specified circumstances, including if (i) Prudential does not publish (x) a prospectus in connection with the rights issue it is undertaking and (y) the circular to be issued to its shareholders, in each case in connection with the Acquisition, and (ii) New Prudential does not publish a prospectus in connection with the admission of its ordinary shares to listing and trading on the London Stock Exchange, in each case by May 30, 2010.
     Settlement of AIA Aurora’s subscription for the Subordinated Notes pursuant to the Commitment Letter will be in the form of a reduction in the cash consideration payable to AIA Aurora pursuant to the Share Purchase Agreement. The SPA Amendment provides that the cash consideration of $25 billion payable to AIA Aurora upon the closing of the Acquisition will be reduced by an amount equal to the aggregate nominal value of the Subordinated Notes for which AIA Aurora subscribes or is required to subscribe under the Commitment Letter and that such Subordinated Notes will constitute a component of the total consideration payable to AIA Aurora upon the closing of the Acquisition.

     The descriptions of the SPA Amendment and the Commitment Letter contained herein are qualified in their entirety by reference to the SPA Amendment and the Commitment Letter, respectively, which are attached as Exhibits 2.1 and 2.2, respectively, and incorporated in their entirety into this Item 1.01 by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:
     The following Exhibits are attached as part of this report:
2.1 Agreement, dated as of May 16, 2010, amending the Share Purchase Agreement, dated as of March 1, 2010, between American International Group, Inc., AIA Aurora LLC, Prudential plc and Prudential Group plc (formerly Petrohue (UK) Investments Limited).
2.2 Standby Subordinated Note Commitment Letter, dated as of May 16, 2010, from American International Group, Inc. and AIA Aurora LLC to Prudential plc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 17, 2010	American International Group, Inc. (Registrant)
	By:	/s/ Kathleen E. Shannon
		Name:	Kathleen E. Shannon
		Title:	Senior Vice President and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement, dated as of May 16, 2010, amending the Share Purchase Agreement, dated as of March 1, 2010, between American International Group, Inc., AIA Aurora LLC, Prudential plc and Prudential Group plc (formerly Petrohue (UK) Investments Limited).

2.2	Standby Subordinated Note Commitment Letter, dated as of May 16, 2010, from American International Group, Inc. and AIA Aurora LLC to Prudential plc.

4